UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 4, 2010
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio	44113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Series A Cumulative Perpetual Convertible Preferred Stock
On March 4, 2010, Forest City Enterprises, Inc. (“the Company”), announced that it has entered into separate, privately negotiated exchange agreements under which it will exchange $51.2 million in aggregate principal of the Company’s outstanding 3.625% Puttable Equity-Linked Senior Notes due 2011, $121.7 million in aggregate principal of the Company’s outstanding 7.625% Senior Notes due 2015 and $5.8 million in aggregate principal of the Company’s outstanding 6.5% Senior Notes due 2017 (collectively the “Existing Notes”). Under the exchange agreements for the Existing Notes, holders will receive $50.7 million, $114.4 million and $4.9 million of 7.0% Series A Cumulative Perpetual Convertible Preferred Stock (“Preferred Stock”), respectively. As part of the transaction, the Company will also issue an additional $50 million of Preferred Stock for cash pursuant to separate, privately negotiated purchase agreements. The Company offered the Preferred Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Shares of the Company’s Class A common stock issuable upon a conversion of the Preferred Stock have been reserved for issuance by the Company and listed on the New York Stock Exchange. The net proceeds from the issuance of the Preferred Stock will be used to defray the costs associated with the exchanges and issuance described above, and costs associated with entering into the equity call hedge transactions described below, as well as for general corporate purposes.
The following table provides some basic information about the Preferred Stock and is not intended to be complete. It does not contain all of the information that is important to holders. A complete description of the terms of the Preferred Stock will be contained in a Preferred Stock Designation that will be filed by the Company on or before March 9, 2010.

Preferred Stock – Summary Description

Issuer	Forest City Enterprises, Inc.

Securities to be Issued	4,400,000 shares of 7.0% Series A Cumulative Perpetual Convertible Preferred Stock, without par value.

Liquidation Preference of Preferred Stock	$50.00 per share of Preferred Stock, plus accrued and unpaid dividends.

Dividends	Dividends will be cumulative from the date of original issue at the annual rate of 7.0% of the liquidation preference for each share of the Preferred Stock, payable quarterly on the 15th day of March, June, September and December, commencing June 15, 2010. Any dividends must be declared by the Company’s board of directors and must come from funds that are legally available for dividend payments.

In addition, the Company’s line of credit contains limitations on when it is able to pay cash dividends on its capital stock, including the Preferred Stock, and the amount of cash dividends that it is able to pay. The Company’s line of credit limits its ability to redeem or repurchase the Preferred Stock and may limit its ability to pay dividends or make other cash payments on the Preferred Stock. In addition, the Company’s Indenture dated May 19, 2003 (“Indenture”) contains a limitation on certain payments in respect of securities that are convertible or exchangeable for shares of its Class A common stock, par value $33-1/3 per share (“Class A common stock”) that could also restrict the Company’s ability to purchase, redeem or otherwise retire for value the Preferred stock.

Ranking	The Preferred Stock will rank, with respect to distribution rights and rights upon the Company’s liquidation, winding-up or dissolution:

• junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities;

•    senior to the Company’s Class A common stock, Class B common stock and any other of the Company’s equity securities that by their terms rank junior to the Preferred Stock with respect to distribution rights or payments upon the Company’s liquidation, winding-up or dissolution;

• on a parity with other series of the Company’s preferred stock or other equity securities that the Company may later authorize and that by their terms are on a parity with the Preferred Stock; and

• junior to any equity securities that the Company may later authorize and that by their terms rank senior to the Preferred Stock.

While any shares of Preferred Stock are outstanding, the Company may not authorize or issue any equity securities that rank senior to the Preferred Stock without the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock.

Conversion Rights and Settlement	Unless the Company redeems the Preferred Stock, the Preferred Stock can be converted at the holder’s option at any time into shares of Class A common stock, at a conversion rate (the “Conversion Rate”) initially equal to 3.307 shares of Class A common stock per $50.00 liquidation preference of Preferred Stock (equivalent to a conversion price (the “Conversion Price”) of approximately $15.12 per share).

In certain circumstances the Company may be required to make a payment to a holder in cash in lieu of issuing the shares of Class A common stock the holder would otherwise be entitled to receive upon conversion of the Preferred Stock. The Company may also be unable to convert the Preferred Stock into either Class A common stock or cash under certain circumstances. Holders will not be entitled to receive shares of Class A common stock upon conversion if such shares (when added to all shares of Class A common stock the Company has previously issued upon conversion of the Preferred Stock) would equal or exceed 31,126,280 shares of Class A common stock. Also, holders will not be entitled to receive cash for their Preferred Stock when such cash payment is not permitted due to applicable laws or pursuant to the terms of the Company’s outstanding agreements.

If a holder is a Related Party (as such term is contemplated in Sections 312.03 and 312.04 of the New York Stock Exchange Listed Company Manual), such holder will not be entitled to receive shares of Class A common stock upon conversion to the extent that the aggregate number of shares of Class A common stock required to be issued to such holder would exceed 1,564,134 shares of Class A common stock.

The Conversion Rate is subject to adjustments upon the occurrence of certain events.

The Company’s line of credit contains limitations on when it is able to make cash payments on its capital stock, including the Preferred Stock, and the amount of cash it is able to pay. In addition, the Company’s Indenture contains a limitation on certain payments in respect of securities that are convertible or exchangeable for shares of Class A common stock that could also restrict the Company’s ability to purchase, redeem or otherwise retire for value the Preferred Stock.

Adjustment to Conversion Rate upon a Failure to Pay Dividends	If the Company fails to pay the full amount of any quarterly dividend on the Preferred Stock, the Conversion Rate will be increased to compensate for the amount of the unpaid dividend.

Adjustment to Conversion Rate upon a Fundamental Change	If holders of shares of the Preferred Stock elect to convert their shares of Preferred Stock in connection with a fundamental change that occurs on or prior to March 9, 2013, the Conversion Rate will adjust by increasing the number of shares of Class A common stock issuable upon conversion of the Preferred Stock by a number of additional shares of Class A common stock (the “Additional Common Stock”) determined based on the stock price paid per share for the Class A common stock in such fundamental change and the effective date of such fundamental change.

Rights upon a Fundamental Change	In the event of a fundamental change when the stock price of the Company’s Class A common stock is less than $12.60 per share, then holders of the Preferred Stock will have the special right to convert some or all of their Preferred Stock on the fundamental change conversion date into a number of shares of the Company’s Class A common stock per $50 liquidation preference equal to the quotient of such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date, divided by 95% of the market price of the Company’s Class A common stock. In the event that holders exercise this special conversion right, the Company may elect, in lieu of this conversion, to repurchase for cash all or some of the Preferred Stock as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the Preferred Stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date. If the Company elects to exercise its repurchase right, holders will not have the special conversion right described in this paragraph.

Issuer’s Conversion Option	On or prior to March 9, 2013, the Company may elect to mandatorily convert some or all of the Preferred Stock if the Daily VWAP (defined below) of the Company’s Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 out of 30 consecutive trading days, ending on the trading day prior to its issuance of a press release announcing the exercise of this conversion option. “Daily VWAP” means the daily volume weighted average price per share of the Company’s Class A common stock on the national securities exchange on which the Class A common stock is listed or quoted for trading.

Dividend Make-Whole Payment	If the Company elects to mandatorily convert some or all of the Preferred Stock on or prior to March 9, 2013, unless holders are receiving the Additional Common Stock described above, the Company will make an additional payment on the Preferred Stock equal to the total value of the aggregate amount of dividends that would have accrued and become payable on the Preferred Stock from March 9, 2010 through and including March 9, 2013, less any dividends already paid on the Preferred Stock. This additional payment is payable by the Company in cash or shares of its Class A common stock, or a combination of cash and shares of its Class A common stock, at the Company’s option.

Optional Redemption	On or after March 9, 2013, the Company may redeem the Preferred Stock, in whole or in part, at its option at a redemption price equal to the liquidation preference of $50, together with accrued and unpaid dividends to, but excluding, the redemption date.

Voting Rights	Except as provided by law and in other limited situations, holders of the Preferred Stock will not be entitled to any voting rights. However, holders will, among other things, be entitled to vote as a separate class to elect (i) one director if the Company has not paid the equivalent of eight or more quarterly dividends, whether or not consecutive, until it pays in full all accrued and unpaid dividends, (ii) a second director if the Company has not paid the equivalent of twelve or more quarterly dividends, whether or not consecutive, until it pays in full all but up to and including eight quarterly periods of accrued and unpaid dividends, and (iii) two directors if the Company is unable to issue Class A common stock or pay cash upon conversion of the Preferred Stock, until it is able to give effect to any conversions or pay cash upon conversion of the Preferred Stock; provided that at no time may the holders of Preferred Stock elect more than two directors.

Maturity	The Preferred Stock has no maturity date, and the Company is not required to redeem the Preferred Stock at any time. Accordingly, the Preferred Stock will remain outstanding indefinitely unless the holder or the Company decide to convert it or it is redeemed or repurchased under certain circumstances.

Listing	The Company does not intend to list the Preferred Stock on any securities exchange.

Equity Call Hedge Transactions
In connection with the exchange and issuance of the Preferred Stock, the Company entered into one or more equity call hedge transactions (the “Equity Call Hedge Transactions”) with various counterparties (the “Counterparties”). The Equity Call Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to the Preferred Stock, approximately 14.6 million shares of the Company’s Class A common stock. The Equity Call Hedge Transactions are intended to reduce, subject to a limit, the potential dilution with respect to the Company’s Class A common stock upon conversion of the Preferred Stock. The cost of the Equity Call Hedge Transactions was approximately $17.6 million. The Equity Call Hedge Transactions are separate contracts entered into by the Company with each of the Counterparties and are not part of the terms of the Preferred Stock and will not give the holders of the Preferred Stock any rights with respect to the Equity Call Hedge Transactions.
In connection with establishing their initial hedge of these transactions, the Counterparties have informed the Company that each Counterparty, or an affiliate thereof, expects to enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with or shortly after the pricing of the Preferred Stock. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s Class A common stock.
In addition, the Counterparties have informed the Company that each Counterparty, or an affiliate thereof, is likely to modify its hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s Class A common stock and/or selling shares of the Company’s Class A common stock or other securities of the Company (including the Preferred Stock) in secondary market transactions. In particular, such hedge modification transactions are likely to occur near the time of settlement for a conversion of the Preferred Stock, which may have a negative effect on the amount or value of consideration holders receive in connection with the conversion of the Preferred Stock. In addition, the Company will exercise options it holds under the Equity Call Hedge Transactions, or options the Company holds under the Equity Call Hedge Transactions, may be terminated, whenever the Preferred Stock is converted. In order to unwind their hedge positions with respect to those exercised or terminated options, each Counterparty expect that they, or their affiliates, will likely sell or buy the Company’s Class A common stock near the time of settlement for the converted Preferred Shares.
Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement

10.2	Form of Purchase Agreement

99.1	Press release dated March 4, 2010 announcing the Company’s exchange of its Preferred Stock for the Existing Notes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date: March 4, 2010	By: /s/ ROBERT G. O’BRIEN

	Name:	Robert G. O’Brien
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement

10.2	Form of Purchase Agreement

99.1	Press release dated March 4, 2010 announcing the Company’s exchange of its Preferred Stock for the Existing Notes